TRAVELERS SERIES FUND INC.
                         Smith Barney Large Cap Value Portfolio
				10f-3 REPORT
                    November 1, 2004 through April 30, 2005


	   Trade                                     % received  % of
Issuer     Date    Dealer  Shares    Price  Amount   by fund   issue(1)


Huntsman 2/10/2005 CSFB    1,000    $23.00 $23,000     0.002%  0.162%(A)
Corp.








(1) Represents purchases by all affiliated mutual funds and dis accounts; may not exceed 25% of the principal amount of the offering

A-Includes purchases of $97,500 by other affiliated mutual funds and discretionary accounts.